UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ____ )

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☐	Soliciting Material under § 240.14a-12.

SERVISFIRST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SERVISFIRST BANCSHARES, INC.

850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. Our Annual Meeting will be held at the Vestavia Country Club, 400 Beaumont Drive, Birmingham, Alabama 35216 on Thursday, April 30, 2015, at 5:00 p.m., Central Daylight Time. We will have a cocktail hour after the meeting.

The enclosed proxy materials describe the formal business to be transacted at the Annual Meeting, which includes a report on our operations. Many of our directors and officers will be present to answer any questions that you and other stockholders may have. Included in the materials is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance including our Annual Report on Form 10-K for the year ended December 31, 2014.

The business to be conducted at the Annual Meeting consists of (1) the election of six directors; (2) the ratification of the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ending December 31, 2015; (3) an advisory vote on executive compensation; and (4) such other business as may properly come before the Annual Meeting. Our board of directors unanimously recommends a vote “FOR” the election of the director nominees; “FOR” the ratification of the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ending December 31, 2015; and “FOR” the “Say on Pay” advisory vote approving our executive compensation.

You may vote your shares by returning your Proxy Card in the enclosed prepaid return envelope, by submitting voting instructions by telephone or by Internet, or by voting in person at the Annual Meeting. Instructions regarding the methods of voting are contained in the enclosed Proxy Statement and on the accompanying Proxy Card.

On behalf of our board of directors, we request that you vote your shares now, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted. Your vote is important.

Sincerely,

Thomas A. Broughton III
Director, President and Chief Executive Officer

Birmingham, Alabama

March 13, 2015

SERVISFIRST BANCSHARES, INC.

850 Shades Creek Parkway, Suite 200
Birmingham, Alabama 35209

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2015

To Our Stockholders:

Notice is hereby given that our Annual Meeting of Stockholders will be held at the Vestavia Country Club, 400 Beaumont Drive, Birmingham, Alabama 35216 on Thursday, April 30, 2015, at 5:00 p.m., Central Daylight Time, for the following purposes:

1.          to elect six nominees to serve on our board of directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, as set forth in the accompanying Proxy Statement;

2.          to ratify the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ending December 31, 2015;

3.          to conduct a “Say on Pay” advisory vote on our executive compensation; and

4.          to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Our board of directors recommends a vote FOR each of the proposals listed above. Our board of directors is not aware of any other business to come before the Annual Meeting. Directions to the Annual Meeting location at the Vestavia Country Club, 400 Beaumont Drive, Birmingham, Alabama 35216, are posted on our website at servisfirstbancshares.investorroom.com/shareholder-meeting-materials.

Stockholders of record as of the close of business on March 9, 2015 are entitled to notice of, and to vote their shares in person or by proxy at, the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD APRIL 30, 2015:

Our Proxy Statement, form of Proxy Card and 2014 Annual Report on Form 10-K are available at: servisfirstbancshares.investorroom.com/shareholder-meeting-materials

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YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT YOU SUBMIT VOTING INSTRUCTIONS BY TELEPHONE OR BY INTERNET, OR BY RETURNING YOUR PROXY CARD. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SUBMIT VOTING INSTRUCTIONS OR SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED PRE-PAID RETURN ENVELOPE. STOCKHOLDERS OF RECORD WHO SUBMIT VOTING INSTRUCTIONS OR EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

By Order of the Board of Directors,

Secretary and Chief Financial Officer

Birmingham, Alabama
March 13, 2015

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2015 ANNUAL MEETING OF STOCKHOLDERS
OF
SERVISFIRST BANCSHARES, INC.

______________________________

PROXY STATEMENT

______________________________

Our board of directors solicits the accompanying proxy for use at our Annual Meeting of Stockholders to be held on Thursday, April 30, 2015, at 5:00 p.m., Central Daylight Time, at the Vestavia Country Club, 400 Beaumont Drive, Birmingham, Alabama 35216. The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying Proxy Card are being mailed on or about March 13, 2015 to our stockholders of record as of the close of business on March 9, 2015, the record date for the Annual Meeting.

Our corporate headquarters is located at 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209 and our toll free telephone number is (866) 317-0810.

Throughout this Proxy Statement, unless the context indicates otherwise, when we use the terms “the Company”, “we”, “our” or “us”, we are referring to ServisFirst Bancshares, Inc. and its wholly-owned subsidiary, ServisFirst Bank (the “Bank”). When we use the term “Annual Meeting”, we intend to include both the Annual Meeting to be held on the date and at the time and place identified above and any adjournment or postponement of such Annual Meeting.

ABOUT THE ANNUAL MEETING

What are the purposes of the Annual Meeting?

At the Annual Meeting, stockholders will vote on: (1) the election of six directors, as more fully described in Proposal 1 below; (2) the ratification of Dixon Hughes Goodman, LLP as our independent public accounting firm for the year ending December 31, 2015; (3) an advisory vote on our executive compensation; and (4) such other business as may properly come before the Annual Meeting. Our board of directors is not aware of any matters that will be brought before the Annual Meeting, other than procedural matters, that are not listed above. However, if any other matters properly come before the Annual Meeting, the individuals named on the Proxy Card, or their substitutes, will be authorized to vote on those matters in their own judgment.

Who is entitled to vote?

Stockholders of record at the close of business on March 9, 2015, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote shares of common stock held as of the record date at the Annual Meeting. As of the record date, 25,483,110 shares of our common stock were outstanding and entitled to vote. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. There are no cumulative voting rights.

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If you did not receive an individual copy of this year’s Proxy Statement or our Annual Report, we will send a copy to you if you send a written request to our Secretary, William M. Foshee, 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209, telephone (205) 949-0307.

What is a proxy?

It is your legal designation of another person to vote the stock you own. The person so designated is called a proxy. If you designate someone as your proxy in a written document, that document is called a proxy or a Proxy Card. We have designated Thomas A. Broughton III and William M. Foshee (the “Management Proxies”) as proxies for the 2015 Annual Meeting of Stockholders.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If you hold your shares of common stock in your own name as a holder of record with our transfer agent, Computershare, you are a “stockholder of record.”   The Notice of Annual Meeting, Proxy Statement and Proxy Card have been mailed directly to you by ServisFirst Bancshares, Inc.

If you hold your shares of common stock through a broker, bank or other nominee (held in “street name”), you are a beneficial owner.  This Notice of Annual Meeting, Proxy Statement and Proxy Card have been forwarded to you by your broker, bank or other holder of record, and may include additional instructions on how to vote your shares of common stock.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by following the voting instructions on the Proxy Card or by following the broker’s instructions for voting by telephone or on the Internet.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum. As of the record date, 25,483,110 shares of our common stock, $0.001 par value per share, held by 916 stockholders of record, were issued and outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast. A “plurality vote” means that the winning candidate only needs to get more votes than a competing candidate. If a director runs unopposed, he or she only needs one vote to be elected. Any other matter that may properly come before the Annual Meeting must be approved by the affirmative vote of a majority of the shares entitled to vote that are present or represented by proxy at the Annual Meeting.

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What is the effect of an “abstain” vote or a “broker non-vote” on the proposals?

Under the General Corporation Law of the State of Delaware (referred to as “Delaware law” in this Proxy Statement), an abstention from voting on any proposal will have the same legal effect as an “against” vote, except election of directors, where an abstention has no effect under plurality voting.

A “broker non-vote” occurs if your shares are not registered in your name (that is, you hold your shares in “street name”) and you do not provide the record holder of your shares (usually a bank, broker or other nominee) with voting instructions on any matter as to which a broker may not vote without instructions from you, but the broker nevertheless provides a proxy for your shares. Shares as to which a “broker non-vote” occurs are considered present for purposes of determining whether a quorum exists, but are not considered votes cast or shares entitled to vote with respect to a voting matter. The election of directors and the advisory vote on executive compensation are not matters on which a broker may vote without your instructions. However, the ratification of the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm is a routine matter, and brokers who do not receive instructions from you on how to vote on that matter generally may vote on that matter in their discretion.

How do I vote by proxy?

On or about March 13, 2015, we mailed the Notice of Annual Meeting, this Proxy Statement, the accompanying Proxy Card and our Annual Report to Stockholders for the year ended December 31, 2014 to all stockholders of record as of the record date.

Stockholders of record may vote by following the instructions listed on your Proxy Card to vote by telephone or on the Internet, or by signing, dating and mailing the Proxy Card in the postage-paid envelope. Of course, you also may attend the Annual Meeting and vote your shares in person.

Beneficial owners will receive instructions from your broker, bank or other holder of record on how to vote your shares. If you want to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other holder of record, bring it to the Annual Meeting and submit it with your vote.

Can I change my vote after I return my Proxy Card?

Yes. You can change or revoke your proxy at any time before the Annual Meeting by (i) notifying our Secretary, William M. Foshee, in writing, (ii) submitting new voting instructions by telephone or on the Internet, or (iii) sending another executed Proxy Card dated later than the first Proxy Card. Attendance at the Annual Meeting will not revoke any proxy you have previously granted unless you specifically so request. For shares you own beneficially, but of which you are not the record holder, you may accomplish this by submitting new voting instructions to your broker or nominee.

Can I vote in person at the Annual Meeting instead of voting by proxy?

Yes. Both stockholders of record and beneficial owners may vote their shares in person at the Annual Meeting, although beneficial owners will need to obtain a legal proxy from their broker, bank or other holder of record and submit such proxy with their ballot if they wish to vote in person at the Annual Meeting. However, we encourage you to submit your voting instructions prior to the Annual Meeting to ensure that your shares are represented and voted. If you attend the Annual Meeting in person, you may then vote in person even though you submitted your vote by telephone or by Internet, or returned your Proxy Card.

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What are the Board’s recommendations?

Our board of directors unanimously recommends that stockholders vote in favor of: (1) the election of the six nominees for the board of directors, as more fully described in Proposal 1 below; (2) the ratification of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for 2015, as more fully described in Proposal 2 below; and (3) an advisory vote approving our executive compensation, as more fully described in Proposal 3 below.

If you timely submit voting instructions by telephone or by Internet, or if your Proxy Card is properly executed and received in time for voting, and not revoked, your shares will be voted in accordance with your instructions. In the absence of any instructions or directions to the contrary on any proposal on a Proxy Card, the Management Proxies will vote all shares of common stock for which such Proxy Cards have been received in favor of the approval of the above proposals for which no instructions were indicated.

Our board of directors does not know of any matters other than the above proposals that may be brought before the Annual Meeting. If any other matters should come before the Annual Meeting, the Management Proxies will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

In particular, the Management Proxies will have discretionary authority to vote with respect to the following matters that may come before the Annual Meeting: (i) approval of the minutes of the prior meeting if such approval does not amount to ratification of the action or actions taken at that meeting; (ii) any proposal omitted from the Proxy Statement and form of proxy pursuant to Rules 14a-8 and 14a-9 under the Securities Exchange Act of 1934 (the “Exchange Act”); and (iii) matters incident to the conduct of the Annual Meeting. In connection with such matters, the Management Proxies will vote in accordance with their best judgment.

Who pays for this proxy solicitation?

We do. We will pay all costs in connection with the meeting, including the cost of preparing, assembling and mailing the Notice of the Annual Meeting, Proxy Statement, Proxy Card and our Annual Report to Stockholders for the year ended December 31, 2014, as well as handling and tabulating the proxies returned. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by other electronic means. We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our common stock.

Who can help answer your questions?

If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact our Secretary, William M. Foshee, 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209, telephone (205) 949-0307.

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Annual Report on Form 10-K

On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 (including a list briefly describing the exhibits thereto), as filed with the SEC (including any amendments filed with the SEC), to any record holder or beneficial owner of our common stock as of the close of business on March 9, 2015, the record date, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of our Secretary at the address set forth above.

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PROPOSAL 1:
ELECTION OF DIRECTORS

Under our Bylaws, our board of directors consists of six directors unless a different number is fixed from time to time by resolution passed by a majority of our board of directors, which is the only means of fixing a different number. Six directors will be elected at the Annual Meeting to hold office until our 2016 Annual Meeting of Stockholders and until their successors are elected and have qualified.

Our board has nominated the persons named below, all of whom currently serve as directors, for election as directors at the 2015 Annual Meeting. Each of those nominees has consented to serve as a director, if re-elected. Unless otherwise instructed, the Management Proxies intend to vote the proxies received by them for the election of all six of these nominees. If any nominee identified below becomes unable to serve as a director before the Annual Meeting, the Management Proxies will vote the proxies received by them for the election of a substitute nominee selected by our board of directors.

Vote Required and Recommendation of the Board of Directors

The six nominees receiving the most votes cast in the election of directors by holders of shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected to serve as directors of the Company for the next year. As a result, although shares as to which the authority to vote is withheld will be counted, such “withhold” votes will have no effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Information regarding directors and director nominees and their ages as of the record date is as follows:

			ServisFirst Bancshares. Inc.	ServisFirst Bank
Name	Age	Director Since	Position	Director Since	Position
Thomas A. Broughton III	59	2007	President, Chief Executive Officer and Director	2005	President, Chief Executive Officer and Director
Stanley M. Brock	64	2007	Chairman of the Board and Director	2005	Chairman of the Board and Director
Michael D. Fuller	61	2007	Director	2005	Director
James J. Filler	71	2007	Director	2005	Director
J. Richard Cashio	57	2007	Director	2005	Director
Hatton C. V. Smith	64	2007	Director	2005	Director

The following summarizes the business experience and background of each of our nominees.

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Thomas A. Broughton III — Mr. Broughton has served as our President and Chief Executive Officer and a director since 2007 and as President, Chief Executive Officer and a director of the Bank since its inception in May 2005. Mr. Broughton has spent the entirety of his 30-year banking career in the Birmingham area. In 1985, Mr. Broughton was named President of the de novo First Commercial Bank. When First Commercial Bank was bought by Synovus Financial Corp. in 1992, Mr. Broughton continued as President and was named Chief Executive Officer of First Commercial Bank. In 1998, he became Regional Chief Executive Officer of Synovus Financial Corp., responsible for the Alabama and Florida markets. In 2001, Mr. Broughton’s Synovus region shifted, and he became Regional Chief Executive Officer for the markets of Alabama, Tennessee and parts of Georgia. He continued his work in this position until his retirement from Synovus in August 2004. Mr. Broughton’s experience in banking has afforded him opportunities to work in many areas of banking and has given him exposure to all bank functions. Mr. Broughton served on the Board of Directors of Cavalier Homes, Inc. from 1986 until 2009, when the company was sold to a subsidiary of Berkshire Hathaway. We believe that Mr. Broughton’s extensive experience in banking in Alabama and the Southeast, and, in particular, his success in building and growing new banks and developing new markets, makes him highly qualified to serve as a director.

Stanley M. Brock — Mr. Brock has served as our Chairman of the Board and a director since 2007 and has served as Chairman of the Board and a director of the Bank since its inception in May 2005. He has served as President of Brock Investment Company, Ltd., a private venture capital firm, since its formation in 1995. Prior to 1995, Mr. Brock practiced corporate law for 20 years with one of the largest law firms based in Birmingham, Alabama. Mr. Brock also served as a director of Compass Bancshares, Inc., a publicly traded bank holding company, from 1992 to 1995. We believe that Mr. Brock’s experience as a corporate lawyer and a bank holding company director, as well as his history of community involvement in our largest market, makes him highly qualified to serve as a director.

J. Richard Cashio — Mr. Cashio has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. Mr. Cashio served as Chief Executive Officer of TASSCO, LLC from 2005 until January 2014 and served as the Chief Executive Officer of Tricon Metals & Services, Inc. from 2000 until its sale in October 2008. He served in various other positions with Tricon Metals & Services, Inc. prior to 2000. We believe that Mr. Cashio’s experience as the chief executive officer of successful industrial enterprises allows him to offer our board both the benefit of his business experience and the perspectives of one of our target customer groups, making him highly qualified to serve as a director.

James J. Filler — Mr. Filler has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. Mr. Filler has been a private investor since his retirement in 2006. Prior to his retirement, Mr. Filler spent 44 years in the metals recycling industry with Jefferson Iron & Metal, Inc. and Jefferson Iron & Metal Brokerage Co., Inc. We believe that Mr. Filler’s extensive business experience and strong ties to the Birmingham business community offer us valuable strategic insights and make him highly qualified to serve as a director.

Michael D. Fuller — Mr. Fuller has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. For over 20 years, Mr. Fuller has been a private investor in real estate investments. Prior to that time, Mr. Fuller played professional football for nine years. Mr. Fuller has served as President of Double Oak Water Reclamation, a private wastewater collection and treatment facility in Shelby County, Alabama since 1998. We believe that Mr. Fuller’s experience in the real estate sector, which is a major focus of our business, as well as his overall business experience and community presence, make him highly qualified to serve as a director.

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Hatton C. V. Smith — Mr. Smith has served as a director of the Company since 2007 and as a director of the Bank since its inception in May 2005. Mr. Smith has served as the Chief Executive Officer of Royal Cup Coffee since 1996 and in various other positions with Royal Cup Coffee prior to 1996. He is involved in many different charities and served as Chair of the United Way and President of the Baptist Health System. We believe that Mr. Smith’s business experience, his strong roots in the greater Birmingham business and civic community, and his high profile and extensive community contacts make him highly qualified to serve as a director.

THE ROLE OF THE BOARD OF DIRECTORS

General

In accordance with our bylaws and Delaware law, our board of directors oversees the management of the business and affairs of the Company. The members of our board also are members of the board of directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of our board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, including the Bank, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in meetings of the board and meetings of those board committees on which they serve.

Board Leadership Structure

We believe that our stockholders are best served by a strong, independent board of directors with extensive business experience and strong ties to our markets. We believe that objective oversight of the performance of our management team is critical to effective corporate governance, and we believe our board provides such objective oversight.

Since our inception, we have kept separate the offices of chairman of the board and chief executive officer, and an independent director has always held the position of chairman of the board. We believe that this provides us with the benefit of complementary perspectives and ensures that our board’s oversight function remains fully objective. Although we do not have a fixed policy requiring the separation of such offices, instead believing that it is appropriate for our board to determine the structure that best meets our needs from time to time, it is our current intention to retain the present structure for the foreseeable future.

In addition, our three standing committees, which are described below under “Committees of the Board of Directors”, are composed exclusively of independent directors. We believe that this structure further reinforces the board’s role as an objective overseer of our business, operations and day-to-day management.

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The Board’s Role in Risk Oversight

Our board is ultimately responsible for the management of risks inherent in our business. In our day-to-day operations, senior management is responsible for instituting risk management practices that are consistent with our overall business strategy and risk tolerance. In addition, because our operations are conducted primarily through our wholly-owned subsidiary Bank, we maintain an asset-liability and investment committee at the Bank level, consisting of four executive officers of the Bank. This committee is charged with monitoring our liquidity and funds position. The committee regularly reviews the rate sensitivity position on three-month, six-month and one-year time horizons; loans-to-deposits ratios; and average maturities for certain categories of liabilities. This committee reports to our board of directors at least quarterly, and otherwise as needed. Outside of formal meetings, our board and its committees have regular access to senior executives, including our chief executive officer, chief operating officer and chief financial officer, as well as our senior credit officers. We believe that this structure allows the board to maintain effective oversight over our risks and to ensure that our management personnel are following prudent and appropriate risk management practices.

COMMITTEES OF THE BOARD OF DIRECTORS

Our board maintains three standing committees: Audit, Compensation and Corporate Governance and Nominations. The governing charter for each of the three committees is available on our website www.servisfirstbank.com under the “Investor Relations” tab.

Audit Committee

The Audit Committee assists our board of directors in maintaining the integrity of our financial statements and of our financial reporting processes and systems of internal audit controls, as well as our compliance with legal and regulatory requirements. The Audit Committee reviews the scope of independent audits and assesses the results. The Audit Committee meets with management to consider the adequacy of the internal control over, and the objectivity of, financial reporting. The Audit Committee also meets with our independent auditors and with appropriate financial personnel concerning these matters. The Audit Committee selects, determines the compensation of, appoints and oversees our independent auditors. The independent auditors periodically meet with the Audit Committee and always have unrestricted access to the Audit Committee. The Audit Committee, which currently consists of Michael D. Fuller (Chairman), J. Richard Cashio and Stanley M. Brock, met four (4) times in 2014. In conjunction with our board’s annual review of its committees, it has determined that Mr. Brock should be designated as an audit committee financial expert. This determination is based on the broad spectrum of Mr. Brock’s experience. Among the other things described above under Proposal 1 outlining Mr. Brock’s experience and background, our board gave careful consideration to Mr. Brock’s 18-plus years leading a private venture capital firm. His experience in this undertaking includes analyzing financial statements and audit results and making investment and acquisition decisions on the basis of those analyses. Our board of directors has determined that each of Messrs. Fuller, Cashio and Brock is independent under the standards of independence of the Marketplace Rules of the NASDAQ Global Select Market and Rule 10A-3 under the Exchange Act.

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Compensation Committee

The Compensation Committee administers incentive compensation plans, including stock option plans, and advises our board of directors regarding employee benefit plans. The Compensation Committee establishes the compensation structure for our senior management, approves the compensation of our senior executives, and makes recommendations to the independent members of our board of directors with respect to compensation of the Chief Executive Officer and all other executive officers of the Company. The Compensation Committee, which currently consists of Hatton C.V. Smith (Chairman), J. Richard Cashio and James J. Filler, met one time in 2014. Our board of directors has determined that each of Messrs. Smith, Cashio and Filler is independent under the standards of independence of the Marketplace Rules of the NASDAQ Global Select Market and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

The Compensation Committee is charged with the authority to determine the compensation level of our Chief Executive Officer and our other named executive officers. The Compensation Committee makes determinations regarding performance and compensation for each of our named executive officers. The Compensation Committee may delegate all or a portion of its duties to a subcommittee consisting of one or more members of the Compensation Committee. The Compensation Committee has the authority, in its sole discretion, to appoint, engage, retain and terminate any compensation consultant, legal counsel or other advisor to assist in the performance of its duties, and the Company is responsible for providing appropriate funding to the Compensation Committee for payment of reasonable compensation to any such advisor retained by the Compensation Committee.

The Compensation Committee seeks input from our Chief Executive Officer for compensation decisions related to named executive officers other than the Chief Executive Officer, but makes all final decisions based on the Compensation Committee’s business judgment. The Compensation Committee conducts an annual review of the performance and compensation of our Chief Executive Officer, who is not present during deliberations or voting with respect to his compensation.

Corporate Governance and Nominations Committee

The Corporate Governance and Nominations Committee’s functions include establishing the criteria for selecting candidates for nomination to our board; actively seeking candidates who meet those criteria; and making recommendations to our board of directors to fill vacancies on, or make additions to, our board and to monitor the Company’s corporate governance structure. The Corporate Governance and Nominations Committee, which currently consists of Michael D. Fuller, J. Richard Cashio and Stanley M. Brock (Chairman), did not meet during 2014. Our board of directors has determined that each of Messrs. Fuller, Cashio and Brock is independent under the standards of independence of the Marketplace Rules of the NASDAQ Global Select Market.

The Corporate Governance and Nominations Committee seeks director candidates based upon a number of criteria, including their independence, knowledge, judgment, character, leadership skills, education, experience and financial literacy and, for nominees standing for re-election, their prior performance as a director. See “Corporate Governance Guidelines” on page 15 for a more detailed discussion of director qualifications. The Committee does not assign relative weights to these factors, but attempts to form an overall judgment as to each individual nominee. The Committee will consider stockholder nominees for election to our board that are timely recommended by stockholders provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as a board member if elected, accompany the recommendations. No stockholder nominations for director candidates were received for 2015.

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In evaluating nominees for director, the Corporate Governance and Nominations Committee believes that, at this stage of the Company’s existence, it is of primary importance to ensure that the board’s composition reflects a diversity of business experience and community leadership, as well as a demonstrated ability to promote the Company’s strategic objectives and expand its presence, profile and customer base in its local markets. Accordingly, while the Committee may consider other types of diversity in evaluating nominees, the Committee does not follow any specific formula for considering factors such as race, gender or national origin in evaluating nominees and potential nominees, nor does it apply any quotas with respect to such factors.

Committee Membership

The following chart provides a summary of our board committee membership for our fiscal year ended December 31, 2014.

Committee Membership
Names	Corporate Governance and Nominations	Audit	Compensation
Thomas A. Broughton III
Stanley M. Brock	X	X
Michael D. Fuller	X	X
James J. Filler			X
J. Richard Cashio	X	X	X
Hatton C.V. Smith			X

Advisory Boards

In addition to the boards of directors of the Company and the Bank, which are identical in composition, the Bank also has a non-voting advisory board of directors in each of the Huntsville, Montgomery, Dothan and Mobile, Alabama, Pensacola, Florida and Atlanta, Georgia markets. These advisory directors represent a wide array of business experience and community involvement in the service areas where they live. As residents of these service areas, they are sensitive and responsive to the needs of our customers and potential customers. In addition, our directors and advisory directors bring substantial business and banking contacts to us. The Bank has established the following regional advisory boards:

Huntsville Region:	Montgomery Region:	Mobile Region:

E. Wayne Bonner Dr. Hoyt A. “Tres” Childs, III David J. Slyman, Jr. Irma Tuder Sidney R. White Danny J. Windham Thomas J. Young	Dr. John A. Jernigan Ray B. Petty Todd Strange G.L. Pete Taylor W. Ken Upchurch, III Alan E. Weil, Jr.	Steve Crawford Lowell Friedman Barry Gritter Dr. James M. Harrison James Henderson Richard D. Inge Ken Johnson John Lewis

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Pensacola Region:	Dothan Region:	Atlanta Region:

Thomas M. Bizzell Bo Carter Leo Cyr Matt Durney Dr. Mark S. Greskovich Ray Russenberger Sandy Sansing Roger Webb	Jerry Adams Charles H. Chapman III Ronald DeVane John Downs Sandra Jarrett Steve McCarroll Charles E. Owens William C. (Bill) Thompson	J. Paul Austin, III Jeff Baker Mike Casey Paul Conley Zack Parker

INDEPENDENCE OF THE BOARD OF DIRECTORS

Our common stock is listed on, and we have complied with the director independence requirements of, the NASDAQ Global Select Market. Our Corporate Governance and Nominations Committee has conducted and will in the future conduct, as deemed necessary, a review of director independence utilizing the listing standards of the NASDAQ Global Select Market. During its most recent review, our board considered transactions and relationships between each director or any member of a director’s immediate family and us and the Bank. Our board also considered whether there were any transactions or relationships between our Company and any entity of which a director or an immediate family member of a director is an executive officer, general partner or significant equity holder. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that a director is independent. Independent directors must be free of any relationship with us or our management that may impair the director’s ability to make independent judgments.

Our Corporate Governance and Nominations Committee has determined in its business judgment that five of the Company’s six Directors are independent as defined in the applicable NASDAQ Global Select Market listing standards, including that each member is free of any relationships that would interfere with his individual exercise of independent judgment. Our independent directors are Messrs. Brock, Cashio, Filler, Fuller and Smith.

Mr. Broughton is considered an inside director because of his employment as our President and Chief Executive Officer.

COMMUNICATIONS WITH DIRECTORS

You may contact any of our independent directors, individually or as a group, by writing to them c/o William M. Foshee, Chief Financial Officer, ServisFirst Bancshares, Inc., 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209. Mr. Foshee will review and forward to the appropriate directors copies of all such correspondence that, in the opinion of Mr. Foshee, deals with the functions of the board of directors or its committees or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Audit Committee.

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CORPORATE GOVERNANCE GUIDELINES

Our board of directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their oversight duty. In December 2007, our board formally adopted the Corporate Governance Guidelines of ServisFirst Bancshares, Inc. (the “Governance Guidelines”), which include a number of the practices and policies under which our board has operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements under the NASDAQ Global Select Market’s listed company rules and the Sarbanes-Oxley Act of 2002. A copy of our Governance Guidelines is available free of charge on our website at www.servisfirstbank.com under the “Investor Relations” tab. Some of the principal subjects covered by our Governance Guidelines comprise:

•	Director Qualifications, which include: a board candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to board responsibilities, taking into account the candidate’s employment and other board commitments.

•	Responsibilities of Directors, which include: acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending board and board committee meetings; and providing active, objective and constructive participation at those meetings.

•	Director Access to Management and, as Necessary and Appropriate, Independent Advisors, which covers: encouraging presentations to our board from the officers responsible for functional areas of our business and from outside consultants who are engaged to conduct periodic reviews of various aspects of our operations or the quality of certain of our assets, such as the loan portfolio.

•	Director Orientation and Continuing Education, such as: programs to familiarize new directors with our business, strategic plans, and significant financial, accounting and risk management issues; our compliance programs and conflicts policies; our code of business conduct and ethics and our corporate governance guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in our business and in corporate governance.

•	Regularly Scheduled Executive Sessions, without Management, will be held by our board and by the Audit Committee, which meets separately with our independent auditors.

CODE OF BUSINESS CONDUCT

Our board of directors has adopted a Code of Ethics that applies to all of our employees, officers and directors. The Code of Ethics covers compliance with law; fair and honest dealings with us, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code of Ethics. A copy of our Code of Ethics is available free of charge on our website at www.servisfirstbank.com under the “Investor Relations” tab.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The primary functions of the Compensation Committee are to evaluate and administer the compensation of our President and Chief Executive Officer and other executive officers and to review our general compensation programs. Hatton C. V. Smith, J. Richard Cashio and James J. Filler currently serve as the members of the Compensation Committee. No member of this committee has served as an officer or employee of the Company, the Bank or any subsidiary. In addition, none of our executive officers has served as a director or as a member of the compensation committee of a company which employs any of our directors. (For further information, see the section below entitled “Compensation Discussion and Analysis.”)

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation of our non-employee directors for the year ended December 31, 2014. Thomas A. Broughton III is a named executive officer, and his compensation is reflected in the Summary Compensation Table.

Name (a)	Fees earned or paid in cash (b)	Stock Awards (c)	Total (h)
	($)	($)	($)
Stanley M. Brock, Chairman of the Board	28,800	0	28,800
Michael D. Fuller	28,800	0	28,800
James J. Filler	23,550	0	23,550
J. Richard Cashio	23,700	0	23,700
Hatton C. V. Smith	22,350	0	22,350

Our Chairman of the Board receives a $20,000 annual retainer, and our Audit Committee Chairman also receives a $20,000 retainer. Each of our other board members receives a $15,000 annual retainer. Directors are paid $600 for each board meeting attended, and $250 for each committee meeting.

MEETINGS OF THE BOARD OF DIRECTORS

Our board of directors held ten meetings in 2014. Each director attended more than 75% of the aggregate of: (i) the number of meetings of the board of directors held during the period he served on the board; and (ii) the number of meetings of committees of the board of directors held during the period he served on such committees. While we do not have a formal policy regarding director attendance at our Annual Meetings, we generally expect our directors to attend if at all possible. Each of Messrs. Broughton, Brock, and Fuller attended the 2014 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN PROPOSAL 1.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any business transactions with related parties required to be disclosed under Rule 404(a) of Regulation S-K other than banking transactions in the ordinary course of our business with our directors and officers, as well as members of their families and corporations, partnerships or other organizations in which they have a controlling interest. Management recognizes that related party transactions can present unique risks and potential conflicts of interest (in appearance and in fact). Therefore, we maintain written policies around interactions with related parties which require that these transactions are entered into and maintained on the following terms:

•	in the case of banking transactions, each is on substantially the same terms, including price or interest rate, collateral and fees, as those prevailing at the time for comparable transactions with unrelated parties that are not expected to involve more than the normal risk of collectability or present other unfavorable features to the Bank; and

•	in the case of any related party transactions, including banking transactions, each is approved by a majority of the directors who do not have an interest in the transaction.

A copy of our policy governing related party transactions is available on our website www.servisfirstbank.com under the “Investor Relations” tab.

The aggregate amount of indebtedness from directors and executive officers (including their affiliates) to the Bank as of December 31, 2014, including extensions of credit or overdrafts, endorsements and guarantees outstanding on such date, was approximately $13,083,000, which equaled 3.21% of our total equity capital as of that date. Less than 1% of these loans were installment loans to individuals. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. As of the date of this Proxy Statement, no related party loans were categorized as non-accrual, past due, restructured or potential problem loans. We anticipate making related party loans in the future to the same extent as we have in the past.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon information made available to us, we believe that each filing required to be made pursuant to Section 16(a) was timely filed by our executive officers and directors and the beneficial owners of more than 10% of our common stock, except for the following filings: Mr. Filler had late Form 4 filings dated August 19, 2014, July 30, 2014, and May 14, 2014, in each case due to lack of sufficient trade information to timely make the filing.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our compensation process is designed to address both annual and longer-term corporate objectives. We have been in a period of accelerated growth and change in recent years, and our compensation processes have been designed to permit us to attract and retain highly skilled executive and management staff in our competitive market place. This Compensation Discussion and Analysis describes our compensation program for our “named executive officers”, who are Thomas A. Broughton III, William M. Foshee, Clarence C. Pouncey III, Rodney E. Rushing and Don G. Owens.

Since November 2007, when we completed our reorganization in which the Company was formed and became the parent of the Bank, we have been a bank holding company. We conduct most of our operations through the Bank, which is our wholly-owned subsidiary. Our board of directors and the Bank’s board of directors include the same individuals. At the holding company level, we have five named executive officers, each of whom also holds the same position with the Bank. These officers are Thomas A. Broughton III, president and chief executive officer, Clarence C. Pouncey III, executive vice president and chief operating officer, William M. Foshee, executive vice president and chief financial officer, Rodney E. Rushing, executive vice president and executive for correspondent banking, and Don G. Owens, senior vice president and chief credit officer. All of such officers remain employees of the Bank for payroll and tax purposes.

The board of directors of the Bank has a compensation committee. At the time we became a bank holding company, our board of directors appointed a separate compensation committee (the “Compensation Committee”, as discussed above), consisting of the same individuals as the compensation committee of the Bank, with the authority to determine the compensation of our Chief Executive Officer and, either independently or with other independent directors of the board, the compensation of our other executive officers, and to further administer any equity or other incentive plans. Because our officers, including Messrs. Broughton, Pouncey, Foshee, Rushing and Owens, remain employees of the Bank for payroll and tax purposes, their compensation is set by the compensation committee of the Bank, as a technical matter. However, such compensation is then approved by the Bank’s board of directors and by our board of directors. Because both compensation committees consist of the same persons, as do both boards of directors, references herein to “our” or “the” Compensation Committee will be deemed to refer to our Compensation Committee and/or the Bank’s compensation committee, as applicable. No executive officers of the Company make any recommendations to the Compensation Committee or participate in any way regarding the compensation of other executive officers, other than the President and Chief Executive Officer, Mr. Broughton. The Compensation Committee consults with Mr. Broughton to gain a better insight into the performance of the executive team as a basis for the committee’s determinations regarding executive compensation. While the Compensation Committee consults with Mr. Broughton, the Compensation Committee makes its decisions independently.

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Compensation Philosophy and Objectives

In order to recruit and retain the most qualified and competent individuals as executive officers, we strive to maintain a compensation program that is competitive in our market. Our Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us and the Bank, and which aligns executives’ interests with those of our stockholders by rewarding performance, with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to the named executive officers and other officers remains competitive relative to the compensation paid to similarly situated executives of our peers. Our Compensation Committee has not yet designated a specific peer group for this purpose, but relies on general information about similarly sized banks and bank holding companies in similar markets. In addition, the Compensation Committee retains compensation consultants from time to time in order to obtain detailed comparisons of our executive compensation as compared to our similarly sized competitors. The Compensation Committee did not retain a compensation consultant during 2014, but plans to retain compensation consultants again in future years.

The Compensation Committee believes that executive compensation packages should include cash, annual short-term cash incentives and long-term equity based incentives that reward performance as measured against established goals. These goals may include any number of criteria, may be unique to the particular executive officer based upon his or her duties, and may include, among others, criteria based upon our net income, our asset growth, our loan growth, such executive officer’s personal production and our efficiency and asset quality. Additionally, the Compensation Committee believes that we should offer competitive benefit plans, including health insurance and a 401(k) plan. We also have entered into change in control agreements that apply to particular circumstances where we believe it is important to ensure the retention of certain key executives during the critical period immediately preceding a change in control, if and when applicable.

The fundamental purpose of our executive compensation program is to assist us in achieving our financial and operating performance objectives. Specifically, our compensation program has three basic objectives:

•	to attract, retain and motivate our executive officers, including our named executive officers;

•	to reward executives upon the achievement of measurable corporate, business unit and individual performance goals; and

•	to align each executive’s interests with the creation of stockholder value.

Role of Say-on-Pay Advisory Vote

At the 2014 Annual Meeting of stockholders, our stockholders approved the advisory say-on-pay proposal by the affirmative vote of 99% of the shares cast on the proposal. The Compensation Committee considered the results of the say-on-pay advisory vote and did not implement any significant changes to our executive compensation as a result of the say-on-pay advisory vote. The Compensation Committee will continue to consider the outcome of the say-on-pay advisory votes when making future compensation decisions for our named executive officers.

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At the 2011 Annual Meeting, the board recommended and the stockholders approved holding annual say-on-pay advisory votes. The board has decided to hold the say-on-pay advisory vote every year.

Elements of our Compensation Program

Base salary: This element is intended to directly reflect an executive’s job responsibilities and his or her value to us. We also use this element to attract and retain our executives and, to some extent, acknowledge each executive’s individual efforts in furthering our strategic goals.

Annual short-term cash incentives: This annual cash incentive is one of the performance-based elements of our compensation. It is intended to motivate our executives and to provide a current or immediate reward for short-term (annual) measurable performance.

Equity-based incentives: The grant of stock options and/or other equity-based incentive compensation is the method we use to align the interests of our named executive officers with the interests of our stockholders, which is another element of performance-based compensation. Due to substantial levels of ownership of our common stock by most of our named executive officers, our Compensation Committee has not utilized equity-based compensation in recent years.

Perquisites and benefits: These benefits and plans are intended to attract and retain qualified executives, by ensuring that our compensation program is competitive and provides an adequate opportunity for retirement savings. We believe that, to a limited degree, these programs tend to reward long-term service or loyalty to us.

Change in control agreements: These agreements, or comparable provisions in an employment or similar agreement, provide a form of severance payable in the event we are the subject of a change in control. They are primarily intended to align the interests of our executives with our stockholders by providing for a secure financial transition in the event of termination in connection with a change in control.

General Compensation Policies

To reward both short- and long-term performance in the compensation program and in furtherance of our compensation objectives noted above, our executive officer compensation philosophy includes the following principles:

Compensation should be related to performance. The Compensation Committee believes that a significant portion of an executive officer’s compensation should be tied not only to individual performance, but also the Company’s performance measured against both financial and non-financial goals and objectives.

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Incentive compensation should represent a portion of an executive officer’s total compensation. The Compensation Committee is committed to providing competitive compensation that reflects our performance and that of the individual officer or employee.

Compensation levels should be competitive. The Compensation Committee reviews available data to ensure that our compensation is competitive with that provided by other comparable companies. The Compensation Committee believes that competitive compensation enhances our ability to attract and retain executive officers.

Incentive compensation should balance short-term and long-term performance. The Compensation Committee seeks to achieve a balance between encouraging strong short-term annual results and ensuring our long-term viability and success. To reinforce the importance of balancing these perspectives, executive officers generally will be provided both short- and long-term incentives. Prior to 2009, we provided our executive officers, non-employee directors and employees with the means to become stockholders and to share accretion in value with our external stockholders through our 2005 Amended and Restated Stock Incentive Plan. In 2009, we continued that process through the adoption and approval by our stockholders of our 2009 Stock Incentive Plan, which was amended and restated in 2014. The Compensation Committee does not make automatic equity grants each fiscal year, preferring instead to utilize such grants on an as needed basis to provide additional long-term incentives. Such equity long-term incentives have historically not vested immediately, but rather require the officers and directors that receive such grants to earn them over a period of years with the Company. As detailed above, the Compensation Committee has not utilized equity awards for the named executive officers during recent years due to our named executive officers’ substantial holdings of our common stock. The Compensation Committee believes that additional awards are not necessary at this time to properly align interests with those of our stockholders.

The Compensation Committee does not use a specific formula to determine the amount allocated to each element of compensation. Instead, the Compensation Committee analyzes the total compensation paid to each executive and makes individual compensation decisions as to the mixture between base salary, annual short-term cash incentives and equity-based incentives. To date, in determining the amount or mixture of compensation to be paid to any executive, the Compensation Committee has not considered any severance payment to be paid under an employment agreement or change-in-control agreement or any equity-based incentives previously awarded. Further, the Compensation Committee has not adopted any specific stock ownership or holding guidelines that would affect such determinations.

For fiscal year 2014, an average of 34.34% of our named executive officers’ compensation was in annual short-term cash incentives which, as described below, are largely performance-based awards. None of our named executive officers’ compensation was in long-term equity-based incentives, or stock options. The following table illustrates the percentage of each named executive officer’s total compensation, as reported in the “Summary Compensation Table” below, related to base salary, annual short-term cash incentives and long-term equity-based incentives:

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	Percentage of Total Compensation (Fiscal Year 2014)
Named Executive Officer	Annual Base Salary	Annual Short Term Cash Incentives	Equity- Based Incentives	Perquisites and Benefits

Thomas A. Broughton III, Principal Executive Officer (“PEO”)	44.7%	47.8%	0%	7.5%
William M. Foshee, Principal Financial Officer (“PFO”)	58.7%	35.3%	0%	6.0%
Clarence C. Pouncey III	58.9%	35.4%	0%	5.7%
Rodney E. Rushing	58.4%	35.0%	0%	6.6%
Don G. Owens	73.2%	18.2%	0%	8.6%

Chief Executive Officer Compensation

The compensation of Thomas A. Broughton III, our president and chief executive officer, is discussed throughout the following paragraphs. The Compensation Committee establishes Mr. Broughton’s compensation package each year with the intent of providing compensation designed to retain Mr. Broughton’s services and motivate him to perform to the best of his abilities. Mr. Broughton’s 2014 base salary and incentive compensation reflect the Compensation Committee’s and our board’s determination of the total compensation package necessary to meet this objective.

Annual Base Salary

The Compensation Committee endeavors to establish base salary levels for executives that are consistent and competitive with those provided for similarly situated executives of other similar financial institutions, taking into account each executive’s areas and level of responsibility. To date, the Compensation Committee has not designated a specific peer group for its use.

For the year ended December 31, 2014, the Compensation Committee increased the base salaries of our named executive officers as follows: Thomas A. Broughton III to $350,000 from $315,000, an increase of 11.1%; William M. Foshee to $230,000 from $220,000, an increase of 4.5%, Clarence C. Pouncey III to $263,000 from $255,000, an increase of 4.7%; Rodney E. Rushing to $245,000 from $215,000, an increase of 13.9%; and Don G. Owens to $187,200 from $180,000, an increase of 4%.

None of the named executive officers have employment agreements. See “Employment Agreements” below for a more detailed discussion.

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Annual Short-Term Cash Incentive Compensation

For the year ended December 31, 2014, the Compensation Committee relied on various performance measurements for defining executive officer cash incentive compensation for the named executive officers which included, among others, our net income, our asset growth, our loan growth, the executive’s individual production and our efficiency and asset quality. Each of the performance measurements was applied and determined at the discretion of the Compensation Committee. The potential award level for Mr. Broughton is purely discretionary, but the potential cash award level for each of our other named executive officers is generally limited to 50% of their respective base salaries. The Compensation Committee also has discretionary authority to establish “stretch” performance goals for individual officers, potentially allowing for cash incentive compensation in excess of 50% of an officer’s base salary. In 2014, the Committee established such “stretch” goals for Messrs. Foshee, Pouncey and Rushing, meaning that each of such officers had the opportunity to earn cash incentive compensation of up to 60% of their respective base salaries. Mr. Owens has “stretch” performance goals that would potentially allow for cash incentive compensation of up to 30% of his base salary. We do not have any contractual obligations to provide the opportunity to earn specified levels of cash incentive compensation, and thus such determination is entirely within the discretion of the Compensation Committee. The Compensation Committee makes a determination of awards based on the information available to it at the time the award is made. The Compensation Committee has no policy to adjust or recover awards or payments if the relevant Company performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

The performance factors for each of our named executive officers other than Mr. Broughton, as well as actual 2014 results, are listed in the table below:

Name	Performance Factor	Threshold	Target	Maximum	2014 Actual
			($ in thousands)
Foshee	Bank Net Income	$47,000	$49,300	$51,300	$51,949

Pouncey	Bank Net Income	$47,000	$49,300	$51,300	$51,949

	NPAs & ORE/Loans less than	1%	1%	1%	Less than 1%

	Watchlist Loans/Loans <5% at 12/31/14	5%	5%	5%	Less than 5%

Rushing	Correspondent Banking Net Income	$3,600	$3,750	$4,200	$4,417

	Correspondent Banking Deposit Growth	$25,000	$50,000	$60,000	$81,877

	Correspondent Banking Federal Funds Growth	$40,000	$50,000	$50,000	$79,735

Owens	Classified Items Coverage Ratio/Tier 1 Capital and ALLL	< 20%	<15%	<10%	8.44%

	Nonperforming Assets/Total Loans and OREO	<90%	<80%	<70%	50%

	Net Credit Expenses	<.30 basis points	<.25 basis points	<.15 basis points	.204%

	Compliance Exam	Satisfactory	Satisfactory	Satisfactory	Satisfactory

	Compliance/Safety and Soundness	Composite Rating 2	-	Composite Rating 1	Rating 1

	Average Loan Growth	$283,000	$389,000	$555,000	$500,000

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The Compensation Committee set specific objective numerical targets for the above-stated criteria for each named executive officer other than Mr. Broughton. The Compensation Committee believed that, based upon our overall performance and the specific individual performance levels of our named executive officers, it was appropriate to provide significant cash incentive bonuses to all of our named executive officers for 2014. Accordingly, for the year ended December 31, 2014 and based upon both the attainment of the specific objective numerical targets and our overall performance and such officers’ individual performance for 2014, the Compensation Committee awarded the cash incentive compensation set forth in the table below.

The table below details, for each named executive officer, the range of cash incentive compensation each was eligible to earn (expressed as a percentage of base salary), cash incentive compensation paid as a percentage of base salary and cash incentive compensation paid for 2014 performance.

Name	2014 Incentive Range (%)	2014 Incentive as a Percentage of Base Salary (%)	2014 Incentive Paid ($)
Thomas A. Broughton III	None	107.1%	$375,000

William M. Foshee	0%-60%	60%	$138,000

Clarence C. Pouncey III	0%-60%	60%	$157,800

Rodney E. Rushing	0%-60%	60%	$147,000

Don G. Owens	0%-30%	24.9%	$46,612

Equity-Based Incentive Compensation

In general, we have granted incentive stock options to our named executive officers only in connection with their initial hiring, but with vesting schedules designed to enhance their retention and align their interests with those of our stockholders. These incentive stock options generally vest fully over six to eight years from their date of grant, with most of such grants not beginning to vest until three to five years following their date of grant. However, in recognition of the contributions made by our Chief Executive Officer, Mr. Broughton has received both stock options and restricted stock awards from time to time. Mr. Foshee, our Chief Financial Officer, has also received additional stock option grants since his initial hiring. None of our named executive officers received grants of stock-based awards during the year ended December 31, 2014. See “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End” below for a detailed description of the vesting schedules of each of the options granted to the named executive officers that were outstanding at December 31, 2014.

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Our Stock Incentive Plans allow for the accelerated vesting of equity awards in the event of a change in control. In general, under these Plans a “change in control” means a reorganization, merger or consolidation of the Company or the Bank with or into another entity where our stockholders before the transaction own less than 50% of our combined voting power after the transaction, a sale of all or substantially all of our assets or a purchase of more than 50% of the combined voting power of our outstanding capital stock in a single transaction or a series of related transactions by one “person” (as that term is used in Section 13(d) of the Exchange Act) or more than one person acting in concert.

Severance and Change in Control.

We do not have an employment or other agreement with Messrs. Broughton, Rushing or Owens that would require us to pay them severance payments upon termination of employment. We have entered into change in control agreements with Mr. Foshee and Mr. Pouncey. See “Executive Compensation — Employment Agreements”, “ — Change in Control Agreements” and “ — Estimated Payments upon a Termination or Change in Control” below.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the board of directors of ServisFirst Bancshares, Inc. has reviewed and discussed the Compensation Discussion and Analysis for the Company for the year ended December 31, 2014 with management. In reliance on the reviews and discussions with management, the Compensation Committee recommended to the board of directors, and the board of directors has approved, that the Compensation Discussion and Analysis be included in the required company filings with the SEC, including the Proxy Statement for the 2015 Annual Meeting of Stockholders.

The Compensation Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

Submitted by the Compensation Committee:

Hatton C.V. Smith, Chairman

J. Richard Cashio
James J. Filler

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate compensation paid by us or the Bank to our named executive officers:

Name and Principal Position Held (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Option Awards (f)	Non-Equity Incentive Plan Comp (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (h)	All Other Compensation (i)		Total (j)
		($)	($)	($)	($)	($)	($)	($)		($)
Thomas A. Broughton III	2014	350,000	375,000	-	-	-	-	59,030	(1)	784,030
President and Chief	2013	315,000	325,000	-	-	-	-	57,080		697,080
Executive Officer	2012	297,500	315,000	-	-	-	-	56,667		669,167

Clarence C. Pouncey III	2014	263,000	157,800	-	-	-	-	25,390	(2)	446,190
EVP and Chief	2013	255,000	90,000	-	-	-	-	24,587		369,587
Operating Officer	2012	244,000	145,000	-	-	-	-	24,268		413,268

William M. Foshee	2014	230,000	138,000	-	-	-	-	23,521	(3)	391,521
EVP and Chief	2013	220,000	121,000	-	-	-	-	19,996		360,996
Financial Officer	2012	210,000	130,000	-	-	-	-	19,876		359,876

Rodney E. Rushing	2014	245,000	147,000	-	-	-	-	27,785	(4)	419,785
EVP and Executive for Correspondent Banking

Don G. Owens	2014	187,200	46,612	-	-	-	-	21,865	(5)	255,677
SVP and Chief Credit Officer

(1)	All Other Compensation for 2014 includes car allowance ($9,000), director’s fees ($22,800), country club allowance ($7,738), healthcare premiums ($7,896), matching contributions to 401(k) plan ($10,600) and group life and long-term disability insurance premiums ($996). Mr. Broughton’s spouse travels with him on business trips using the Company aircraft from time to time. The Company has determined that Mrs. Broughton’s travel results in no additional incremental cost to the Company.

(2)	All Other Compensation for 2014 includes car allowance ($9,000), country club allowance ($7,498), group life and long-term disability insurance premiums ($996) and healthcare premiums ($7,896).

(3)	All Other Compensation for 2014 includes car allowance ($9,000), matching contributions to 401(k) plan ($13,525) and group life and long-term disability insurance premiums ($996).

(4)	All Other Compensation for 2014 includes car allowance ($9,000), healthcare premiums ($7,896), matching contributions to 401(k) plan ($9,234.62), group life and long-term disability insurance premiums ($996) and club dues ($658).

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(5)	All Other Compensation for 2014 includes car allowance ($5,400), healthcare premiums ($7,896), matching contributions to 401(k) plan ($7,615.20) and group life and long-term disability insurance premiums ($954).

Grants of Plan-Based Awards in 2014

The Company did not make any grants of plan-based awards to our named executive officers during 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table details all outstanding equity awards as of December 31, 2014:

	Option Awards				Stock Awards
Name (a)	Number of securities underlying unexercised options (#) exercisable (b)	Number of Securities underlying unexercised options (#) unexercisable (c)	Option exercise price ($) (d)	Option expiration date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (i)
Thomas A. Broughton III (CEO) (1)	-	33,000	$8.33	1/19/2021
	-	30,000	$10.00	11/28/2021
William M. Foshee (CFO) (2)	3,000	12,000	$8.33	2/15/2020
		7,500	$8.33	1/19/2021
		7,500	$10.00	2/21/2022
Clarence C. Pouncey III (3)	150,000	-	$3.67	4/20/2016
Rodney E. Rushing (4)	-	105,000	$10.00	03/21/2021
		7,500	$13.83	02/10/2024
Don G. Owens (5)	-	3,000	$10.00	10/31/2022

   _____________________________

(1)	The option to purchase 33,000 shares at $8.33 per share granted to Mr. Broughton on January 19, 2011 vests 100% on January 19, 2016. The option to purchase 30,000 shares at $10.00 per share granted to Mr. Broughton on November 28, 2011 vests 100% on November 28, 2016. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

(2)	The option to purchase 15,000 shares at $8.33 per share was granted to Mr. Foshee on February 16, 2010, of which 3,000 shares vested on February 16, 2014 and 12,000 shares vest on February 16, 2015. The option to purchase 7,500 shares at $8.33 per share granted to Mr. Foshee on January 19, 2011 vests in a lump sum on January 19, 2016. The option to purchase 7,500 shares at $10.00 per share granted to Mr. Foshee on February 21, 2012 vests in a lump sum on February 21, 2017. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

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(3)	The option to purchase 150,000 shares at $3.67 per share was granted to Mr. Pouncey on April 20, 2006, of which 27,000 shares vested each year beginning on April 20, 2009 and the final 15,000 shares vested on April 20, 2014. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

(4)	The option to purchase 105,000 shares at $10.00 per share granted to Mr. Rushing on March 21, 2011 vests 100% on March 21, 2016. The option to purchase 7,500 shares at $13.83 per share granted to Mr. Rushing on February 10, 2014 vests 100% on February 10, 2021. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

(5)	The option to purchase 3,000 shares at $10.00 per share granted to Mr. Owens on October 31, 2012 vests 100% on October 31, 2017. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

Plan Option Exercises and Stock Vested in 2014

The following table sets forth information regarding option exercises by and restricted stock vesting for our named executive officers during 2014:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)

Thomas A. Broughton III(1)	55,500	$482,550	12,000	$353,760
William M. Foshee(2)	90,000	$889,800	-	-
Clarence C. Pouncey III	-	-	-	-
Rodney E. Rushing	-	-	-	-
Don G. Owens	-	-	-	-

(1)	Mr. Broughton exercised options for 25,500 shares at a price of $3.33 per share and for 30,000 shares at a price of $6.67 per share. Mr. Broughton received a restrictive stock award of 60,000 shares in 2009 and 12,000 shares of such award as referenced in the table above vested on October 26, 2014. Based upon a value of $13.83 per share, the last sale price of the Company’s common stock known to the Company at the time of exercise, the value realized by Mr. Broughton on the exercise of such options was $482,550. Based upon a value of $29.48 per share, the closing price of the Company’s common stock on the last trading day prior to the vesting date, the value realized by Mr. Broughton upon vesting of such shares was $353,760.

(2)	Mr. Foshee exercised options for 60,000 shares at a price of $3.33 per share, 15,000 shares at a price of $3.67 per share and 15,000 shares at a price of $6.67 per share. Based upon a value of $13.83 per share, the last sale price of the Company’s common stock known to the Company at the time of exercise, the value realized by Mr. Foshee on the exercise of such options was $889,800.

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Pension Benefits

The Company does not maintain any benefit plan that provides for payments or other benefits at, following or in connection with retirement, other than the Company’s 401(k) plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company does not maintain any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Effect of Compensation Policies and Practices on Risk Management and Risk-Taking Incentives

There is inherent risk in the business of banking. However, we do not believe that any of our compensation policies and practices provide incentives to our employees to take risks that are reasonably likely to have a material adverse effect on us. We believe that our compensation policies and practices are consistent with those of similar bank holding companies and their banking subsidiaries and are intended to encourage and reward performance that is consistent with sound practice in the industry.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Agreements

General

We have two change in control severance agreements with named executive officers, William M. Foshee and Clarence C. Pouncey III. Each of these change in control agreements was originally entered into with the Bank, but have been amended and restated to apply to a change in control of the Company as well as the Bank.

Mr. Foshee’s and Mr. Pouncey’s agreements generally provide for a lump sum payment (equal to two times annual base salary for Mr. Foshee and one times annual base salary for Mr. Pouncey) in the event of the termination of their respective employment within 24 months after a “change in control” (as defined in their agreements) either: (i) by the Bank or the Parent, other than for “cause” (as defined in the respective agreements), death, disability or the attainment of normal retirement date, or (ii) by the employee for the specific reasons set forth in the contract. These agreements are not employment agreements and do not guarantee employment for any term or period; they only apply if a change in control occurs.

The size of each benefit was set through arm’s-length negotiations with each of such individuals upon their employment and consistent with general industry standards. Each of these agreements was approved by the board of directors of the Bank and the Company.

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Definitions

The term “change in control” is defined in Mr. Foshee’s and Mr. Pouncey’s change in control agreements to include:

•	a merger, consolidation or other corporate reorganization (other than a holding company reorganization) involving either the Company or the Bank in which we do not survive, or if we survive, our stockholders before such transaction do not own more than 50% of, respectively, (i) the common stock of the surviving entity, and (ii) the combined voting power of any other outstanding securities entitled to vote on the election of directors of the surviving entity;

•	the acquisition, other than from us, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of 50% or more of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that neither of the following shall constitute a change in control:

-	any acquisition by us, by any of our subsidiaries, or by any employee benefit plan (or related trust) of us or our subsidiaries, or

-	any acquisition by any corporation, entity, or group, if, following such acquisition, more than 50% of the then-outstanding voting rights of such corporation, entity or group are owned, directly or indirectly, by all or substantially all of the persons who were the owners of our common stock immediately prior to such acquisition;

•	individuals who, as of the effective date of the change in control agreement, constituted our board of directors cease for any reason to constitute at least a majority of our board of directors, except as otherwise provided in the agreement

•	approval by our stockholders of:

-	our complete liquidation or dissolution,

-	a complete liquidation or dissolution of the Bank, or

-	the sale or other disposition of all or substantially all our assets, other than to an entity with respect to which immediately following such sale or other disposition, more than 50% of, respectively, the then-outstanding shares of common stock of such corporation, and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of our outstanding common stock, and our outstanding voting securities immediately prior to such sale or other disposition, in substantially the same proportions as their ownership, immediately prior to such sale or disposition, of our outstanding common stock and our outstanding securities, as the case may be.

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•	Notwithstanding the foregoing, if Section 409A of the Internal Revenue Code would apply to any payment or right arising under the change in control agreements as a result of a change in control as described above, then with respect to such right or payment the only events that would constitute a change in control will be deemed to be those events that would constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company in accordance with Section 409A.

The change in control payments are due in the event that we terminate Mr. Foshee or Mr. Pouncey without “cause” (as such term is defined in the agreements) any time within two years after a change in control. In addition, the change of control payment is triggered in the event that Mr. Foshee or Mr. Pouncey terminates his employment any time within two years after a change in control for any of the following reasons: (i) they are assigned to duties or responsibilities that are materially inconsistent with their position, duties, responsibilities or status immediately preceding such change in control, or a change in their reporting responsibilities or titles in effect at such time resulting in a reduction of their responsibilities or position; (ii) the reduction of their base salary or, to the extent such has been established by the board of directors or its Compensation Committee, target bonus (including any deferred portions thereof) or substantial reduction in their level of benefits or supplemental compensation from those in effect immediately preceding such change in control; or (iii) their transfer to a location requiring a change in residence or a material increase in the amount of travel normally required of them in connection with their employment.

In addition to the cash payments set forth in the change in control agreements, any incentive stock options and restricted stock awards granted to the affected employee will immediately vest upon a change in control.

Estimated Payments upon a Termination or Change in Control

Under the agreements, Mr. Foshee is entitled to a change in control payment equal to two times his annual base salary at the time of the change in control and Mr. Pouncey is entitled to a change in control payment equal to one times his annual base salary at the time of the change in control. Assuming that we had a change in control as of December 31, 2014, as defined in both the change in control agreements above, and assuming further that each of the requisite triggering events had occurred as of such date, then we would have had to pay cash payments of $460,000 to Mr. Foshee and $263,000 to Mr. Pouncey, each in a lump sum payment within 30 days of their respective termination.

Furthermore, assuming we had a change in control as of December 31, 2014, as defined in either of our stock incentive plans, and further assuming that the value of the stock as of that date was $32.95 per share (the closing price on such date), then each of the named executive officers would become immediately vested in their unvested incentive stock options as of such date equal to the following value based upon the difference between $32.95 per share and their respective exercise prices per share for such shares: (i) Thomas A. Broughton III — $1,500,960, (ii) William M. Foshee - $652,215, (iii) Clarence C. Pouncey, III - $0; (iv) Rodney E. Rushing - $2,553,150, and (v) Don G. Owens - $68,850.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of December 31, 2014, there was no person (including any group) who is known to us to be the beneficial owner of more than 5% of our common stock.

Security Ownership of Management

The following table sets forth the beneficial ownership of our common stock as of March 9, 2015 by: (i) each of our directors; (ii) our named executive officers; and (iii) all of our directors and our executive officers as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to all shares shown to be beneficially owned by him except to the extent that such power is shared by a spouse under applicable law. The information provided in the table is based on our records, information filed with the SEC and information provided to the Company.

Name and Address of Beneficial Owner(l)	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock (%)(2)
Thomas A. Broughton III	653,900	(3)(4)	2.50%
Stanley M. Brock	451,960	(3)(5)	1.73%
Michael D. Fuller	510,394	(3)(6)	1.95%
James J. Filler	644,903	(3)	2.47%
J. Richard Cashio	356,586	(3)(7)	1.36%
Hatton C. V. Smith	181,497	(3)	*
William M. Foshee	223,476	(8)	*
Clarence C. Pouncey III	378,861	(9)	1.45%
Rodney E. Rushing	122,000	(10)	*
Don G. Owens	0	(11)	*
All directors and executive officers as a group (10 persons)	3,523,577	(12)	13.49%

_________________

*	Owns less than 1% of outstanding common stock.

(1)	The addresses for all above listed individuals is 850 Shades Creek Parkway, Suite 200, Birmingham, Alabama 35209.

(2)	Except as otherwise noted herein, the percentage is determined on the basis of 25,483,110 shares of our common stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3, a person is deemed to be a beneficial owner of any security owned by certain family members and any security of which that person has the right to acquire beneficial ownership within 60 days, including, without limitation, shares of our common stock subject to currently exercisable options.

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(3)	Does not include an option granted to each director on November 28, 2011 to purchase 30,000 shares of common stock for $10.00 per share which vests 100% after five years. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

(4)	Includes 6,900 shares owned by an adult child for whom Mr. Broughton provides all support. Does not include an option granted to Mr. Broughton on January 19, 2011 to purchase 33,000 shares of common stock for $8.33 per share which vests 100% after five years. Does not include an option granted to Mr. Broughton on January 20, 2015 to purchase 10,000 shares of common stock for $30.17 per share which vests 100% after five years. Includes 27,000 shares owned by his spouse, but does not include 3,300 shares owned by each of his two stepchildren. Mr. Broughton disclaims beneficial ownership of such shares. Mr. Broughton has pledged 27,000 shares to Business First Bank, Baton Rouge, as security for a line of credit. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

(5)	Includes 36,750 shares of common stock owned by one of Mr. Brock’s children, as to which Mr. Brock may still be deemed to be the beneficial owner. Mr. Brock disclaims beneficial ownership of all shares not directly owned by him. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

(6)	Includes 12,000 shares held by Mr. Fuller’s spouse. Mr. Fuller disclaims beneficial ownership of such shares. Includes 444,000 shares held by Tyrol, Inc., which is owned by Mr. Fuller’s adult children. Mr. Fuller disclaims beneficial ownership of such shares. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

(7)	Includes 14,376 shares owned by Mr. Cashio’s daughter for whom Mr. Cashio provides all support. Mr. Cashio disclaims beneficial ownership of such shares. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

(8)	Includes 15,000 shares obtainable within 60 days pursuant to an option granted to Mr. Foshee on February 16, 2010 to purchase 15,000 shares at $8.33 per share which vests 3,000 shares on February 16, 2014 and 12,000 shares on February 16, 2015. Does not include an option granted on January 19, 2011 to purchase up to 7,500 shares of common stock for $8.33 per share which vests 100% on January 19, 2016, or an option to purchase 7,500 shares of common stock for $10.00 per share granted on February 21, 2012, which vests 100% on February 21, 2017. Mr. Foshee has pledged 110,976 shares to First National Bankers Bank. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

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(9)	Includes 150,000 shares of common stock obtainable within 60 days pursuant to an option granted to Mr. Pouncey on April 20, 2006 to purchase up to 150,000 shares of common stock for $3.67 per share, which vests at 27,000 shares per year beginning on April 20, 2009 and 15,000 shares on April 20, 2014. Includes 13,860 shares beneficially owned by Mr. Pouncey’s wife through a limited liability company. Does not include 999 shares owned by Mr. Pouncey’s daughter. Mr. Pouncey disclaims beneficial ownership of such shares. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

(10)	Does not include an option granted on March 21, 2011 to purchase up to 105,000 shares of common stock for $10.00 per share which vests 100% on March 21, 2016, or an option to purchase 7,500 shares of common stock for $13.83 per share granted on February 10, 2014, which vests 100% on February 10, 2021. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

(11)	Does not include an option granted on October 31, 2012 to purchase up to 3,000 shares of common stock for $10.00 per share which vests 100% on October 31, 2017. Share numbers and exercise price reflect 3-for-1 stock split that occurred on July 16, 2014.

(12)	Includes 165,000 shares obtainable within 60 days pursuant to the exercise of outstanding options or warrants.

PROPOSAL 2:
RATIFICATION OF DIXON HUGHES GOODMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015

As previously reported in a Current Report on Form 8−K filed with the SEC on June 24, 2014 (“Current Report”), the Audit Committee of the Board of Directors dismissed KPMG LLP as the Company’s independent registered public accounting firm on June 18, 2014, effective immediately. During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through June 18, 2014: (i) there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its reports; and (ii) KPMG did not advise the Company of any “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of KPMG on the financial statements of the Company as of and for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided to KPMG the disclosure contained in the Current Report and requested KPMG furnish a letter addressed to the SEC stating whether it agreed with the statements contained therein and, if not, stating the respects in which it did not agree. A copy of KPMG LLP’s letter, dated June 24, 2014, was filed as Exhibit 16.1 to the Current Report.

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On June 18, 2014, the Board of Directors ratified and approved the Company’s engagement of Dixon Hughes Goodman, LLP as independent auditors for the Company and its subsidiaries.

During the years ended December 31, 2013 and 2012 and through June 18, 2014, neither the Company nor anyone on its behalf consulted Dixon Hughes Goodman, LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1) of Regulation S-K (there being none).

Subject to the ratification by our stockholders, our Board of Directors intends to engage Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

The submission of this matter for ratification by stockholders is not legally required; however, our Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the directors on an important issue of corporate governance. A majority of the total votes cast at the Annual Meeting, either in person or by proxy, will be required for the ratification of the appointment of the independent registered public accounting firm. If our stockholders do not ratify the selection of Dixon Hughes Goodman, LLP, the appointment of the independent registered public account firm will be reconsidered by the Audit Committee and the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DIXON HUGHES GOODMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated balance sheet as of December 31, 2014, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2014 have been audited by Dixon Hughes Goodman, LLP, our independent registered public accounting firm, as stated in their report appearing in our 2014 Annual Report on Form 10-K. Dixon Hughes Goodman, LLP was initially engaged as our independent registered public accounting firm on June 18, 2014. Representatives of Dixon Hughes Goodman, LLP are expected to be in attendance at our Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Representatives of KPMG LLP are not expected to be in attendance at our Annual Meeting.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee’s charter provides that the Audit Committee must pre-approve services to be performed by our independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagement of Dixon Hughes Goodman, LLP pursuant to which it provided the audit and audit-related services described below for the fiscal year ended December 31, 2014. One hundred percent of the fees set forth below were pre-approved by the Audit Committee.

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Dixon Hughes Goodman LLP

	2014
(1) Audit fees	$216,160	(1)
(2) Audit-related fees	$8,500	(2)
(3) Tax fees	$10,000	(3)
(4) All other fees	$0

(1)	Includes fees incurred for re-audit of financial statements for the years ended December 31, 2012 and 2013, which financial statements were previously audited by KPMG LLP.

(2)	Consists of fees incurred in connection with the review of the registration statement filed with the SEC on Form S-4, as amended, on November 24, 2014.

(3)	Consists of fees incurred in connection with tax return filings for the year ended 2013.

KPMG LLP

	2014		2013
(1) Audit fees	$166,686		$287,800
(2) Audit-related fees	$50,000	(1)	$24,196	(2)
(3) Tax fees	$0		$10,311	(3)
(4) All other fees	$0		$0

(1)	Consists of fees incurred in connection with the review of, and consent to the incorporation of Financial Statements in, the registration statements on Form S-8 and Form S-4, as amended, filed with the SEC on June 17, 2014 and November 24, 2014, respectively.

(2)	Consists of fees incurred in connection with Federal Housing Authority and Small Business Lending Fund compliance.

(3)	Consists of fees incurred in connection with tax return filings for the year ended 2012.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors of ServisFirst Bancshares, Inc. has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiary, ServisFirst Bank, with management of the Company and Dixon Hughes Goodman, LLP, independent registered public accountants for the Company for the year ended December 31, 2014. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has discussed with Dixon Hughes Goodman, LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees.” The Audit Committee has received the written disclosures and confirming letter from Dixon Hughes Goodman, LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Dixon Hughes Goodman, LLP their independence from the Company.

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Based on these reviews and discussions with management of the Company and Dixon Hughes Goodman, LLP referred to above, the Audit Committee has recommended to our board of directors that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

Submitted by the Audit Committee:

Michael D. Fuller, Chairman
J. Richard Cashio
Stanley M. Brock

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) included a provision that requires publicly-traded companies to hold an advisory, or non-binding, stockholder vote to approve or disapprove the compensation of executive officers. Consistent with that requirement, we are conducting an advisory vote on the compensation of the executive officers named in this proxy statement. The compensation of our executive officers is disclosed in this Proxy Statement under the headings “Executive Compensation” and “Compensation Discussion and Analysis” above in accordance with rules and regulations of the SEC.

We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us and the Bank, and which aligns executives’ interests with those of our stockholders by rewarding performance, with the ultimate objective of improving stockholder value. As a stockholder, you have the opportunity to endorse or not endorse our executive compensation program and policies through an advisory vote, commonly known as a “Say on Pay” vote, on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed herein pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

This vote is intended to address the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. This vote is advisory and therefore not binding on the Company, the Compensation Committee or the board. The board and the Compensation Committee value the opinions of stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

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STOCKHOLDER PROPOSALS

Under Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2016 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than November 13, 2015, which is 120 days before the first anniversary of the date on which the Company’s proxy materials for the 2015 Annual Meeting were first mailed to stockholders. However, if the date of our Annual Meeting in 2016 changes by more than 30 days from the date of our 2015 Annual Meeting, then the deadline would be a reasonable time before we begin distributing our proxy materials for our 2016 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act and the rules of the SEC thereunder and other laws and regulations, to which interested stockholders should refer.

If a stockholder desires to bring other business before the 2016 Annual Meeting without including such proposal in the Company’s proxy statement, the stockholder must notify the Company in writing on or before January 27, 2016.

Our Corporate Governance and Nominations Committee will consider nominees for election to our board of directors. See “Committees of the Board of Directors-Corporate Governance and Nominations Committee” on page 12 for details to be included in any such nomination. Nominations should be submitted in a timely manner in care of our Chief Financial Officers.

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GENERAL INFORMATION

As of the date of this Proxy Statement, the board of directors does not know of any other business to be presented for consideration or action at the Annual Meeting, other than that stated in the notice of the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

By Order of the Board of Directors

SERVISFIRST BANCSHARES, INC.

William M. Foshee
Secretary and Chief Financial Officer

Birmingham, Alabama
March 13, 2015

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SERVISFIRST BANCSHARES, INC.

IMPORTANT ANNUAL MEETING INFORMATION 000004

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000000000.000000 ext 000000000.000000 ext
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000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 29, 2015.

Vote by Internet

- Go to **www.investorvote.com/SFBS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. **Proposal 1:** To elect the following persons to serve as directors for a one-year term until the 2016 Annual Meeting:

	For	Withhold		For	Withhold		For	Withhold
01 - Thomas A. Broughton III	☐	☐	02 - Stanley M. Brock	☐	☐	03 - J. Richard Cashio	☐	☐
04 - James J. Filler	☐	☐	05 - Michael D. Fuller	☐	☐	06 - Hatton C.V. Smith	☐	☐

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	For	Against	Abstain
2. **Proposal 2:** To ratify the appointment of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐
3. **Proposal 3:** To approve, on an advisory vote basis, our executive compensation as described in the accompanying Proxy Statement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 2 3 3 9 8 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — SERVISFIRST BANCSHARES, INC.

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Broughton III and William M. Foshee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of ServisFirst Bancshares, Inc., which the undersigned would be entitled to vote if personally present at the 2015 Annual Meeting of Stockholders of ServisFirst Bancshares, Inc. to be held at the Vestavia Country Club, 400 Beaumont Drive, Birmingham, Alabama 35216, and at any adjournments of the Annual Meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary if mailed in the United States.

PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE